Exhibit 99.1

FOR IMMEDIATE RELEASE

NewStar Stockholders Approve Acquisition by First Eagle

BOSTON, Dec. 21, 2017 — NewStar Financial, Inc. (NASDAQ:NEWS) (“NewStar”) announced today that its stockholders have approved the acquisition of NewStar by First Eagle Investment Management and NewStar’s related sale of a portfolio of investment assets to a newly formed investment fund sponsored by GSO Capital Partners LP. NewStar expects the transactions to close on December 22, 2017, subject to satisfaction or waiver of remaining closing conditions.

About NewStar Financial

NewStar Financial Inc. (NASDAQ:NEWS) is an internally-managed lender and credit-oriented asset manager headquartered in Boston, MA. The Company’s direct lending activities are focused on meeting the complex financing needs of companies and private investors in the middle markets through specialized lending groups that offer a range of flexible debt financing options. The Company also offers a range of investment management products employing credit-oriented strategies focused on middle market loans and liquid, tradeable credit. The Company manages approximately $7.2 billion of assets, $3.6 billion held in consolidated subsidiaries of the Company and $3.6 billion in off balance sheet credit funds.

NewStar also has regional offices in Chicago, IL, Norwalk, CT, and New York, NY. For more detailed information, please visit our website at www.newstarfin.com.

For additional information contact:

Robert K. Brown

500 Boylston Street, Suite 1250

Boston, MA 02116

617.848.2558

rbrown@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, future performance, our expectations regarding our ability to support continued future asset growth or expense reductions, our pending merger transaction with First Eagle and the pending asset sale transaction with the GSO fund. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, the market price for NewStar’s stock prevailing from time to time, the nature of other investment opportunities presented to NewStar from time to time, objectives, future performance, financing plans and restrictive covenants in our debt instruments and other material agreements. As such, they are subject to material risks and uncertainties. These risks and uncertainties include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with First Eagle or our asset sale transaction with the GSO fund; the timing in which those transactions might be consummated; the failure to satisfy any closing conditions to the transactions; the effect of the announcement of the transactions on our operations and relationships with third parties or that compliance by NewStar with the operating restrictions in the transaction agreements could have an adverse effect on NewStar’s business; the risk that NewStar may not realize any or a portion of the tax refunds applicable to the contingent value rights (or that such tax refunds may be delayed or subject to disputes by the Congressional Joint Committee on Taxation or taxing authorities); our ability to leverage new and future assets to support growth; the general state of the economy; our ability to compete effectively in a highly competitive industry; our ability to integrate acquired businesses; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these risk factors can be found in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2016 Annual Report on Form 10-K, and as supplemented by any Risk Factors contained in our Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.